Exhibit 99.1

Encore Capital Group Announces Third Quarter 2023 Financial Results

•Global collections of $465 million
•Portfolio purchases of $231 million including $179 million in the U.S.
•Portfolio supply growth and pricing improvement continues in U.S. market
•GAAP EPS of $0.79

SAN DIEGO, November 1, 2023 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the third quarter ended September 30, 2023.
“The third quarter was another period of strong purchasing for our U.S. business at attractive returns while our collections performance remained stable in each of our key markets,” said Ashish Masih, President and Chief Executive Officer. “The continued growth in U.S. portfolio supply, driven by credit card lending growth and rising charge off rates, has led to improved portfolio pricing and returns. As a result, our MCM business deployed $179 million in Q3 at an attractive 2.4x purchase price multiple(1).”
“Our third quarter global collections of $465 million were in line with expectations and continue to reflect normalized consumer behavior and a stable collections environment.”
“In Europe, the portfolio purchasing market remains very competitive. We continue to constrain Cabot portfolio purchases, reallocating capital to the U.S. market, as we believe European market pricing still does not yet fully reflect the higher cost of capital caused by higher interest rates.”
“With growing supply and improving pricing in the U.S. debt buying market, we expect 2023 will be a record year of capital deployment for our MCM business at strong returns. Looking ahead, we see a robust supply pipeline in the U.S. for 2024 at even better returns.”
“Given our outlook for the favorable purchasing environment in the U.S. continuing for the foreseeable future, we added approximately $175 million of liquidity since the end of the third quarter at attractive terms. Our ability to incrementally improve our purchasing capacity amid challenging capital market conditions is a testament to the strength of our global balance sheet.”
“As a result of the continued, disciplined execution of our strategy and both higher portfolio purchases and strengthening returns in the U.S., we expect to see steady growth in ERC and earnings. We also remain committed to the critical role we play in the consumer credit ecosystem and to helping consumers restore their financial health," said Masih.
______________________
(1)Purchase price multiple is calculated as (cumulative collections + ERC) ÷ purchase price.

Encore Capital Group, Inc.

Financial Highlights for the Third Quarter of 2023:

	Three Months Ended September 30,
(in thousands, except percentages and earnings per share)	2023	2022	Change
Portfolio purchases(1)	$230,559	$232,652	(1)%
Estimated Remaining Collections (ERC)	$7,877,621	$7,312,336	8%
Collections	$465,339	$458,256	2%
Revenues	$309,619	$307,752	1%
Operating expenses	$234,101	$227,235	3%
GAAP net income	$19,339	$31,494	(39)%
GAAP earnings per share	$0.79	$1.22	(35)%
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(1)Includes U.S. purchases of $179.3 million and $176.6 million, and Europe purchases of $51.3 million and $56.1 million in Q3 2023 and Q3 2022, respectively.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, November 1, 2023, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss third quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. A reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure is below.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, supply and pricing, liquidity, ability to access capital markets, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$144,711	$143,912
Investment in receivable portfolios, net	3,320,544	3,088,261
Property and equipment, net	102,208	113,900
Other assets	366,815	341,073
Goodwill	826,010	821,214
Total assets	$4,760,288	$4,508,360
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$190,646	$198,217
Borrowings	3,114,175	2,898,821
Other liabilities	256,684	231,695
Total liabilities	3,561,505	3,328,733
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,529 and 23,323 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	235	233
Additional paid-in capital	8,106	—
Accumulated earnings	1,319,933	1,278,210
Accumulated other comprehensive loss	(129,491)	(98,816)
Total stockholders’ equity	1,198,783	1,179,627
Total liabilities and stockholders’ equity	$4,760,288	$4,508,360

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the condensed consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$1,470	$1,344
Investment in receivable portfolios, net	445,653	431,350
Other assets	1,107	3,627
Liabilities
Accounts payable and accrued liabilities	116	150
Borrowings	408,680	423,522
Other liabilities	18	105

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Revenue from receivable portfolios	$302,687	$297,219	$899,545	$907,606
Changes in recoveries	(17,067)	(13,080)	(30,054)	179,293
Total debt purchasing revenue	285,620	284,139	869,491	1,086,899
Servicing revenue	19,893	21,992	63,486	71,926
Other revenues	4,106	1,621	12,316	5,526
Total revenues	309,619	307,752	945,293	1,164,351
Operating expenses
Salaries and employee benefits	95,067	89,241	294,772	285,077
Cost of legal collections	56,274	52,891	167,525	163,756
General and administrative expenses	35,559	37,274	108,053	105,775
Other operating expenses	27,959	28,286	81,864	82,718
Collection agency commissions	8,046	7,884	26,583	27,412
Depreciation and amortization	11,196	11,659	32,768	35,134
Total operating expenses	234,101	227,235	711,565	699,872
Income from operations	75,518	80,517	233,728	464,479
Other expense
Interest expense	(50,558)	(39,308)	(147,376)	(110,995)
Other income, net	5,103	1,205	5,080	3,392
Total other expense	(45,455)	(38,103)	(142,296)	(107,603)
Income before income taxes	30,063	42,414	91,432	356,876
Provision for income taxes	(10,724)	(10,920)	(27,162)	(89,194)
Net income	$19,339	$31,494	$64,270	$267,682

Earnings per share:
Basic	$0.82	$1.31	$2.72	$11.00
Diluted	$0.79	$1.22	$2.62	$10.06

Weighted average shares outstanding:
Basic	23,712	23,958	23,644	24,344
Diluted	24,382	25,919	24,535	26,601

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net income	$64,270	$267,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,768	35,134
Other non-cash interest expense, net	12,526	11,984
Stock-based compensation expense	11,017	12,231
Deferred income taxes	952	2,127
Changes in recoveries	30,054	(179,293)
Other, net	(1,958)	14,319
Changes in operating assets and liabilities
Other assets	(21,820)	36,768
Accounts payable, accrued liabilities and other liabilities	(11,598)	(46,076)
Net cash provided by operating activities	116,211	154,876
Investing activities:
Purchases of receivable portfolios, net of put-backs	(772,101)	(569,032)
Collections applied to investment in receivable portfolios	504,672	567,775
Purchases of asset held for sale	(24,645)	(38,604)
Purchases of property and equipment	(16,765)	(21,068)
Other, net	38,113	20,257
Net cash used in investing activities	(270,726)	(40,672)
Financing activities:
Payment of loan and debt refinancing costs	(8,224)	(1,659)
Proceeds from credit facilities	630,079	637,342
Repayment of credit facilities	(446,724)	(432,424)
Repayment of senior secured notes	(29,310)	(29,310)
Proceeds from issuance of convertible senior notes	230,000	—
Repayment of convertible and exchangeable senior notes	(212,480)	(221,153)
Proceeds from convertible hedge instruments, net	12,421	—
Repurchase and retirement of common stock	—	(76,753)
Other, net	(16,890)	(16,735)
Net cash provided by (used in) financing activities	158,872	(140,692)
Net increase (decrease) in cash and cash equivalents	4,357	(26,488)
Effect of exchange rate changes on cash and cash equivalents	(3,558)	(16,122)
Cash and cash equivalents, beginning of period	143,912	189,645
Cash and cash equivalents, end of period	$144,711	$147,035

Supplemental disclosure of cash information:
Cash paid for interest	$120,113	$94,828
Cash paid for taxes, net of refunds	$50,605	$63,710

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, unaudited)	2023	2022	2023	2022
GAAP net income, as reported	$19,339	$31,494	$64,270	$267,682
Adjustments:
Interest expense	50,558	39,308	147,376	110,995
Interest income	(1,315)	(749)	(3,382)	(1,774)
Provision for income taxes	10,724	10,920	27,162	89,194
Depreciation and amortization	11,196	11,659	32,768	35,134
Stock-based compensation expense	3,092	3,191	11,017	12,231
Net gain on derivative instruments(1)	(3,512)	—	(3,512)	—
Acquisition, integration and restructuring related expenses(2)	594	13	6,574	1,179
Adjusted EBITDA	$90,676	$95,836	$282,273	$514,641
Collections applied to principal balance(3)	$188,872	$179,163	$562,511	$402,842
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(1)Amount represents a $3.7 million gain recognized as a result of the partial dedesignation in September 2023 of a derivative instrument previously designated as a hedging instrument, net of a $0.2 million loss recognized on the change in fair value of the portion of the derivative that is not designated as a hedging instrument after the dedesignation. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. For the three and nine months ended September 30, 2023 amount represents costs related to headcount reductions in Europe. The remainder of the costs relating to the headcount reductions in Europe are included in stock-based compensation expense.
(3)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and other receivable portfolios. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending September 30, 2023.